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                                                                    Exhibit 10.2

                              CONSULTING AGREEMENT

          This Consulting Agreement (the "Agreement") is entered into as of August 1, 2004 (the "Effective Date") between Cricket Communications ("Company"), a corporation organized and existing under the laws of the State of Delaware, and having its principal place of business located at 10307 Pacific Center Court, San Diego, CA 92121, and, Albin "Al" Moschner ("Consultant"), having its principal place of business at 660 Northcroft Court, Lake Forest, Ill 60045.

     In consideration of the promises and mutual covenants hereinafter set forth, Company and Consultant hereby agree as follows:

     1.   SCOPE OF AGREEMENT.

     Consultant shall perform the consulting services described in Exhibit A hereto and incorporated by reference (the "Services"). The Services shall be performed with promptness and diligence in a thorough, workmanlike manner.

          1.1 The Services shall be performed to Company's satisfaction in accordance with the highest professional standards in the field.

          1.2 Consultant shall remove, at Company's request, any employee or subcontractor furnished by Consultant, who in Company's opinion is incapable, uncooperative or otherwise unacceptable in the performance of the Services.

     2.   COMPENSATION.

     Payment for the Services shall be paid as follows:

          2.1 Company shall compensate Consultant for the Services in accordance with Exhibit B; provided, however, that Company's total liability under this Agreement shall not exceed $170,000.00 (not including out-of-pocket expense which meet the company's guidelines, policy will be provided to Consultant) unless Company so agrees in writing.

          2.2 Consultant shall provide Company with monthly invoices, which include a detailed itemization of (i) the nature and amount of Services performed; and (ii) expenses for which Consultant seeks reimbursement from Company. Provided that the Services have been accepted in accordance with Section 1 above, Company shall remit payment within (15) days of receipt of each monthly invoice unless otherwise provided for on Exhibit B.

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     2.3  If any items are disputed, such items and only such items may be withheld from payment until such dispute is resolved. In the event that Company timely disputes any billed matter, Company shall pay the remaining undisputed portion of the invoice in accordance with the terms of this Agreement.

     2.4 All taxes and similar assessments, levies and government-imposed obligations with respect to Consultant's income derived from its performance of Services hereunder, as well as all other taxes associated with the performance of the Services, shall be the obligation of and be paid by Consultant.

3.   CONFIDENTIALITY.

     3.1 Use of Confidential Information Received. Company may from time to time communicate to Consultant, or Consultant may otherwise gain access to, certain confidential business and/or technical information with respect to Company's operations, business plans and/or intellectual property (the "Information"). Consultant shall treat all Information as confidential, whether or not so identified, and shall not disclose, or permit the disclosure of any Information without the prior written consent of Company. Consultant shall limit the use and disclosees of the Information within its organization to the extent necessary to perform the Services and shall inform all such disclosures of the confidential nature of such Information and of Consultant's obligations under this Section 3. The foregoing obligations of this Section 3 shall not apply to any Information, which has been or is through no fault of Consultant hereafter disclosed in publicly available sources of information. The terms of this Agreement are in addition to the terms of any nondisclosure agreement currently in effect between Company and Consultant, and in the event of any inconsistency between the terms of such agreements, those terms which are most protective of the Information shall prevail.

     3.2 Confidentiality of Work Product. Consultant shall not disclose to any party, including but not limited to any subcontractor, without the prior written consent of Company any of (i) Consultant's works, discoveries, inventions and innovations resulting from the Services,
          (ii) any proposals, research, records, reports, recommendations, manuals, finding, evaluations, forms, reviews, information, data, computer programs and software originated or prepared by Consultant for or in the performance of the Services (the items listed in clauses
          (i) and (ii) being hereinafter referred to collectively and severally as "Work Product") or (iii) the existence or the subject matter of this Agreement.
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     3.3  Return of Information and Work Product; Survival. In the event of any termination, expiration or upon request by Company, all copies of such Information and all Work Product shall be immediately returned to Company. The terms and conditions of this Section 3 shall survive the expiration or termination of this Agreement.

4.   PROPRIETARY RIGHTS.

     4.1 Rights to Information. Consultant acknowledges and agrees that all Information shall remain the property of Company, and no license, express or implied, to use any of Cricket's intellectual property is granted under this Agreement, except as specifically required to perform the Services.

     4.2 Assignment of Work Product. All Work Product shall be promptly communicated to Company. As additional consideration for the compensation to be paid to Consultant under this Agreement, Consultant shall assign to Company all of its right, title and interest in and to all Work Product immediately upon origination, preparation or discovery thereof and regardless of the medium of expression thereof. Consultant shall communicate to Company or its representatives all facts known to it respecting such Work Product. Further, whenever requested, Consultant shall testify in all legal proceedings, sign all lawful papers and otherwise perform all acts necessary or appropriate to enable Company and its successors and assigns to obtain and enforce legal protections for all such Work Product in all countries, for which Company may pay Consultant a reasonable fee. All Work Product shall become the exclusive property of Company, and Consultant shall be deemed to have relinquished all right, title and interest in and to such Work Product by virtue of this Paragraph 4.2.

     4.3 Work for Hire. To the extent that the Services under this Agreement are a work of the type described under the definition of "work made for hire" in the Copyright Act of 1978, 17 U.S.C. Section 101, Company and Consultant agree that the work shall be considered a "work made for hire."

     4.4 Survival. The terms and conditions of this Section 4 shall survive the expiration or termination of this Agreement.


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5.  TERM AND TERMINATION.

    5.1 Term of Agreement. This Agreement shall become effective on the Effective Date and shall continue in full force and in effect until January 31, 2005, unless sooner terminated as provided for herein. Should any consulting activity continue after January 31, 2005, the terms of the new contract will be mutually agreed upon at that time.

    5.2 Termination. Company without prejudice to any right or remedy it may have due to any failure of Consultant to perform its obligations under this Agreement, may, at any time, for any reason or for no reason, terminate the performance of work hereunder, in whole or in part, upon sixty (60) days written notice to Consultant specifying the date upon which termination becomes effective. In the event of any such termination Leap's sole obligation shall be to pay Consultant for those Services actually rendered prior to the effective date of termination; provided, however, that any such payment shall be subject to any provision for the limit of expenditures set forth elsewhere in this Agreement. Such payment shall constitute full settlement of any and all claims of every description, including profit.

    5.3 Return of Material and Information. In the event of such termination or upon expiration of this Agreement, Consultant shall return to Company: (i) any and all equipment, documents and other materials containing any Information which Consultant has received from Company; and (ii) any and all Work Product and all copies thereof made by Consultant.

6. INDEPENDENT CONTRACTOR. The parties expressly intend and agree that Consultant is acting as an independent contractor and not as an agent or employee of Company. Consultant retains sole and absolute discretion, control and judgment regarding the manner and means of performing and providing the Services, except as to the policies and procedures set forth herein. Consultant understands and agrees that it shall not be entitled to any of the rights and privileges established for Company's employees, including but not limited to retirement benefits; medical, life insurance or disability coverage; severance pay; and paid vacation or sick pay. Consultant understands and agrees that Company will not pay or withhold from the compensation paid to Consultant any sums customarily paid or withheld for or on behalf of employees for income tax, unemployment insurance, social security, workers compensation or any other withholding tax, insurance or payment, and all such payments as may be required by law are the sole responsibility of Consultant. Consultant agrees to hold Company harmless against and indemnify Company for any of such payments of liabilities for which Consultant may become liable with


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
      respect to such matters. This Agreement shall not be construed as a partnership agreement, joint venture or franchise and neither party shall have the right or authority to assume or create any obligation on behalf of or in the name of the other. Company shall have no responsibility for any of Consultant's debts, liabilities or other obligations or for the intentional, reckless or negligent acts or omissions of Consultant or Consultant's employees or agents.

7. INDEMNIFICATION. Consultant hereby agrees to indemnify,defend and hold Company harmless from and against any and all claims, damages, losses and expenses, including but not limited to attorneys' fees and disbursements, arising out of or resulting from any claim, action or other proceeding (including without limitation any proceeding by any of Consultant's employees, agents or contractors) that is based upon any of the following:
      (i) Consultant's breach of this Agreement; (ii) the conduct or actions of Consultant (including its employees, agents or representatives) within or outside the scope of this Agreement; (iii) any negligent act or omission or willful misconduct of Consultant; or (iv) a claim that any of the Services or any Work Product infringes a patent, copyright, trademark, service mark, trade secret, trade name or other legally protected proprietary right of any party. Consultant shall pay all costs, fees (including attorneys' fees and litigation expenses) and damages which may be incurred by Company and its affiliates and agents in connection with any such claim or action, including but not limited to the settlement thereof. Nothing in this Agreement shall preclude Company from retaining counsel of its own choice to represent its interests in defending against any such action or proceeding. All of the terms and conditions of this
      Section 7 shall survive the expiration or termination of this Agreement.

8. INSURANCE. Consultant shall maintain at its sole expense general liability (including but not limited to automobile liability) and workers compensation insurance covering the performance of the Services by Consultant and any subcontractor or other party engaged by Consultant therefore. Such insurance coverage shall have limits and terms satisfactory to Cricket Communications, and Cricket Communications may require Consultant to provide to Cricket Communications a certificate of insurance evidencing such coverage. Further, any employee, agent or subcontractor of Consultant permitted to operate a Cricket Communications vehicle shall have a valid U.S. driver's license and shall be insured by Consultant in accordance with the foregoing.

9. LAWS, RULES AND REGULATIONS. Consultant shall comply at its own expense with the provisions of all applicable federal, state and municipal laws, statutes, ordinances, regulations and codes, including without


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     limitation the Fair Labor Standards Act of 1938, that are applicable to
     Contractor as an employer of labor or otherwise.

10. COMPANY PROPERTY. Title to all property owned by Company (or any affiliate of Company) and furnished to Consultant shall remain in Company (or the affiliate). Any property owned by Company (or any affiliate) and in Consultant's possession or control should be used only in the performance of this Agreement unless authorized in writing by Company for another use. Consultant shall adequately protect such property and shall return it to Company or otherwise dispose of it as directed by Company. Consultant shall be responsible for any loss or damage to any property owned by Company and in Consultant's possession or control.

11. NOTICES. All notices, certifications, requests, demands, payments and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if sent by overnight delivery, by a nationally-recognized overnight delivery service; if mailed, by first class certified mail, postage prepaid, or delivered personally; or if sent by facsimile, with transmission confirmed to:

          IF TO COMPANY:                IF TO CONSULTANT:
          WILLIAM FREEMAN, CEO          ALBIN "AL" MOSCHNER ("CONSULTANT")
          CRICKET COMMUNICATIONS        660 NORTHCROFT COURT
          10307 PACIFIC CENTER COURT    LAKE FOREST, ILL 60045
          SAN DIEGO, CAL 92121

     or to such other address or addresses as may hereafter be specified by notice given by any of the above to the others. Notices given by United States certified mail as aforesaid shall be effective on the date of the first attempt at delivery. Notices delivered in person shall be effective upon delivery. Notices given by facsimile shall be effective when transmitted, provided facsimile notice is transmitted on a business day during regular business hours.

12. PUBLICITY. Consultant shall not issue or release for publication any articles or advertising or publicity matter relating to the work to be performed hereunder or mentioning or implying the name of Company, or any affiliate of Company or any of their personnel, unless prior written permission is granted by Company.

13. RECORDS AND AUDIT. With the exception of the fixed charges, which are agreed to herein, Consultant shall maintain complete records of all costs either charges on an hourly or daily basis or all costs reimbursable by Company under the terms of this Agreement. All such records shall be maintained in accordance with recognized accounting practices. Company


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     shall have the right, either on its own or through its accredited representatives, to examine and audit such records at any reasonable time. The correctness of Consultant's invoices shall be determined by such audit.

14. WRITTEN ASSURANCE. Consultant hereby expressly acknowledges that any products and/or technical data received from Company, or any products directly derived from any such technical data, may be subject to U.S. export and re-export controls, and Consultant hereby gives its assurance to Company that it will not knowingly, unless prior written authorization is obtained from Company and the U.S. Commerce Department, export, re- export or otherwise disclose, directly or indirectly, any such product or technical data to any of the countries proscribed by the U.S. Department of Commerce and or U.S. Treasury Department (as such list of countries may be amended from time to time by the U.S. Department of Commerce and/or U.S. Treasury Department).

15.  REPRESENTATIONS AND WARRANTIES.

Consultant represents and warrants that:

     15.1 Consultant is financially solvent, able to pay its debts and possessed of sufficient working capital to complete the Services in accordance with this Agreement.

     15.2 Consultant is authorized to do business in the states in which it shall perform Services and properly licensed by all necessary governmental and public and quasi-public authorities having jurisdiction over it to perform the Services under the terms of this Agreement.

     15.3 Consultant's execution of this Agreement and the Consultant's performance of its obligations hereunder does not now and shall not in the future violate any agreement between the Consultant and any third party, or any obligation of Consultant to any third party, including, without limitation, any non-compete agreement or obligation; Consultant will inform Company if any litigation is instituted against Consultant that may have an effect on Consultant's performance of the Agreement.

     15.4 Consultant has the experience and skills necessary to provide and perform the Services required pursuant to this Agreement; all Services provided by Consultant shall be performed in a professional manner in accordance with all professional standards applicable to the Consultant, shall be of a high grade, nature and quality, commensurate with that which is customary in the


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          industry. Consultant's employees and agents, while on Company's premises, shall comply with all rules and regulations in effect at such premises, including security requirements.

16. CHOICE OF LAW, JURISDICTION AND VENUE. This Agreement is made and shall be governed and construed in accordance with the laws of the State of California, excluding its conflicts of laws provisions. The parties hereto consent to the jurisdiction of the State of California and agree that any and all disputes between them shall be resolved pursuant to the terms and conditions of this Agreement and in proceedings held in San Diego County, California.

     16.1 Consultant acknowledges that money damages are not adequate to compensate Company for: (i) the disclosure of confidential Information in breach of this Agreement; or (ii) the breach of the terms of this Agreement which govern Proprietary Rights. Consultant therefore consents to the imposition of injunctive relief by and court or administrative body to prevent Consultant from disclosing the Information or violating Company's Proprietary Rights as provided for herein.

17.  GENERAL PROVISIONS.

     17.1 Survivability. The terms and conditions of this Agreement that by their sense and context are intended to survive after performance hereunder shall survive the termination or expiration of this Agreement, including but not limited to Paragraphs 3, 4, 5.3, 7, 8, 10, 12 and 16.

     17.2 Assignment. Consultant shall not assign any of its rights or obligations under this Agreement and shall not subcontract any of the Services to be performed hereunder without the prior written consent of Company. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns. Company may assign its rights, duties and obligations under this Agreement to any affiliates of Company, or any legal entity or legal entities in which Company, or any of its' affiliates has or will have any interest.

     17.3 Attorneys' Fees. In the event either party brings any legal action or other proceeding to enforce its rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs.

     17.4 Entire Agreement: Modification. This Agreement, together with the exhibits attached hereto, which are incorporated herein by this



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                  reference, constitutes the entire agreement between the
                  parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both parties.

           17.5 Severability; Non-Waiver. In the event that any of the terms, conditions or provisions of this Agreement are held to be illegal, unenforceable or invalid by any court of competent jurisdiction, the remaining terms, conditions or provisions hereof shall remain in full force and effect. The failure or delay of either party to enforce at any time any provision of this Agreement shall not constitute a waiver of such party's right thereafter to enforce each and every provision of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

Cricket Communications ("Company")              ("Consultant")

By: /s/ Leonard C. Stephens                     By: /s/ Albin Moschner
    -----------------------------                   ----------------------------

      Leonard C. Stephens                               Albin Moschner
---------------------------------               --------------------------------
        (Printed Name)                                  (Printed Name)

Title: Senior Vice President, Human Resources   Title: Consultant
       --------------------------------------          -------------------------
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                         VENDOR/CONSULTANT INFORMATION




For Tax Purposes:

Vendor/Consultant Name:       ALBIN F. MOSCHNER



Corporation:                  Yes         No  X
                                 -----      -----


Tax ID Number:
                              ---------------------------------------

Social Security Number:







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                                   EXHIBIT A



                              CONSULTANT SERVICES


                                STATEMENT OF WORK


Consultant will perform the following tasks and have the following responsibilities:

Description of Work Efforts

Reporting to William Freeman, CEO, Cricket Communications, Mr. Moschner will provide day-to-day management and oversight to Cricket Communication's Marketing Department. Specific goals and deliverables will be developed and agreed upon within 45 days of the assignment start date.










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

                                   EXHIBIT B

                         COMPENSATION AND REIMBURSEMENT


Consultant shall be compensated for performing the Services at the following rate:

Service                                              Monthly Retainer
---------------------------------------------------------------------
Professional Consulting                            $28,000.00/a month
Services

Cricket Communications will pay to Consultant the applicable rate specified above for the labor expended in performing the Services under the Agreement. The above-specified retainer includes all elements of cost (direct labor, overhead, general and administrative expenses and profit) other than out of pocket expenses authorized by Cricket Communications.

Cricket Communications will reimburse Consultant for reasonable and necessary out of pocket expenses incurred in connection with its performance of the Services, authorized in accordance with Cricket Communications' Travel Management Policy then in effect, and supported by reasonably detailed documentation. All such out of pocket expenses shall be itemized on each invoice submitted to Cricket Communications and shall be accompanied by the appropriate supporting documentation.

In no event shall the total payments made under this Agreement exceed the maximum amount specified in Paragraph 2.1 of the Agreement, excluding out-of-pocket expenses, without execution of a written amendment to this Agreement by duly authorized representatives of Cricket Communications and Consultant.




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